EXHIBIT 5.1

LETTERHEAD OF MARSH & McLENNAN COMPANIES, INC.

July 30, 2018

Marsh & McLennan Companies, Inc.

1166 Avenue of the Americas

New York, New York 10036

Re: Registration Statement on Form S-8 for the Marsh & McLennan Companies 1999 Employee Stock Purchase Plan

Dear Ladies and Gentlemen:

I am Deputy General Counsel, Corporate Secretary & Chief Compliance Officer of Marsh & McLennan Companies, Inc., a Delaware corporation (the “Company”), and in such capacity I am rendering the opinions expressed below in connection with the preparation and filing of a Registration Statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), for the registration of 4,750,000 shares of common stock, par value $1.00 per share (the “Shares”), of the Company relating to the Marsh & McLennan Companies 1999 Employee Stock Purchase Plan (the “Plan”).

In connection with rendering such opinions, I or an attorney acting under my general supervision (all references herein to acts taken by me include acts by an attorney acting under my general supervision) have reviewed the Registration Statement, the Restated Certificate of Incorporation and Bylaws of the Company, the Plan and resolutions duly adopted by the Board of Directors of the Company relating to the Plan and have examined originals or certified, conformed or reproduction copies of such documents, corporate and other records of the Company and certificates of governmental officials and officers of the Company, and have made such investigations of law, as I have deemed necessary or appropriate for the purposes of such opinions. In all such examinations, I have assumed without investigation the legal capacity of all natural persons executing documents, the genuineness of all signatures on original or certified copies, the authenticity of all original or certified copies and the conformity to original or certified documents of all copies submitted to me as conformed or reproduction copies. I have relied as to factual matters upon, and have assumed the accuracy of, the statements made in certificates of officers of the Company delivered to me, and certificates and other statements or information of or from public officials and officers and representatives of the Company and others.

Based solely upon the foregoing, and in reliance thereon, and subject to the limitations, qualifications and exceptions set forth herein, I am of the opinion that the Shares to be issued under the Plan have been duly authorized and, when issued and delivered in accordance with the terms of the Plan, will be validly issued, fully paid and nonassessable.

I am a member of the Bar of the State of New York. The opinions expressed above are limited to the Delaware General Corporation Law as currently in effect.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, I do not hereby admit that I come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder.

Sincerely,

/s/ Katherine J. Brennan
Katherine J. Brennan
Deputy General Counsel, Corporate Secretary & Chief Compliance Officer